CONFIDENTIAL INFORMATION AND
SECURITIES TRADING POLICY

CONTENTS

---------------------------

                                                                                                                                Page
INTRODUCTION                                         ............................................................................ 1

PART I
APPLICABLE TO ALL ASSOCIATES
                                                     SECTION ONE
                                                     CONFIDENTIAL INFORMATION.................................................... 2
                                                     -Types of Confidential Information.......................................... 2
                                                     -Rules for Protecting Confidential Information.............................. 3
                                                     -Supplemental Procedures.................................................... 4

                                                     SECTION TWO
                                                     INSIDER TRADING AND TIPPING................................................. 5
                                                     -Legal Prohibitions......................................................... 5
                                                     -Mellon's Policy............................................................ 6

                                                     SECTION THREE
                                                     RESTRICTIONS ON THE FLOW OF INFORMATION
                                                     WITHIN MELLON (THE "CHINESE WALL").......................................... 7
                                                     -Rules for Maintaining the Chinese Wall..................................... 7
                                                     -Reporting Receipt of Material Nonpublic Information........................ 8
                                                     -Functions "Above the Wall"................................................. 9
                                                     -Supplemental Procedures.................................................... 9

                                                     SECTION FOUR
                                                     RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES...........................10
                                                     -Beneficial Ownership.......................................................11

                                                     SECTION FIVE
                                                     RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES............................12

                                                     SECTION SIX
                                                     CLASSIFICATION OF ASSOCIATES................................................14
                                                     -Insider Risk Associate.....................................................14
                                                     -Investment Associate.......................................................15
                                                     -Other Associate............................................................15

PART II
APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY                                 ............................................................................16
                                                     -Prohibition on Investments in Securities of Financial
                                                       Services Organizations....................................................16
                                                     -Conflict of Interest.......................................................17
                                                     -Preclearance for Personal Securities Transactions..........................17
                                                     -Personal Securities Transactions Reports...................................19
                                                     -Confidential Treatment.....................................................19



PART III
APPLICABLE TO INVESTMENT
ASSOCIATES ONLY                                      ............................................................................20
                                                     -Special Standards of Conduct for Investment Associates.....................20
                                                     -Preclearance for Personal Securities Transactions..........................21
                                                     -Personal Securities Transactions Reports...................................23
                                                     -Confidential Treatment.....................................................24

PART IV
APPLICABLE TO OTHER
ASSOCIATES ONLY                                      ............................................................................25
                                                     -Preclearance for Personal Securities Transactions..........................25
                                                     -Personal Securities Transactions Reports...................................25
                                                     -Restrictions on Transactions in Other Securities...........................25
                                                     -Confidential Treatment.....................................................26

PART V
APPLICABLE TO NONMANAGEMENT
BOARD MEMBERS                                        ............................................................................27
                                                     -Nonmanagement Board Member.................................................27
                                                     -Standards of Conduct for Nonmanagement Board Member........................27
                                                     -Preclearance for Personal Securities Transactions..........................28
                                                     -Personal Securities Transactions Reports...................................29
                                                     -Confidential Treatment.....................................................29

GLOSSARY
                                                      DEFINITIONS.................................................................30

INDEX OF EXHIBITS
                                                     .............................................................................33

INTRODUCTION

--------------------------

                        Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed this CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY (THE "POLICY") to establish specific standards to promote compliance with applicable laws. Further, the Policy is intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

                        The Policy set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policy is designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

                        Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.


                        Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

                        Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.


                             Associates must read the Policies and MUST
                             COMPLY with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

PART I - APPLICABLE TO ALL ASSOCIATES

----------------------------

SECTION ONE
CONFIDENTIAL INFORMATION

                        As an associate you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All associates are expected to strictly comply with measures necessary to preserve the confidentiality of information.

                        TYPES OF CONFIDENTIAL INFORMATION - Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that associates might receive in the ordinary course of carrying out their job responsibilities.

                  - INFORMATION OBTAINED FROM BUSINESS RELATIONS - An associate might receive confidential information regarding customers or other parties with whom Mellon has business relationships. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both the associate and Mellon to liability for damages.

                  - MELLON FINANCIAL INFORMATION - An associate might receive financial information regarding Mellon before such information has been disclosed to the public. It is the policy of Mellon to disclose all material corporate information to the public in such a manner that all those who are interested in Mellon and its securities have equal access to the information. Disclosing such information to unauthorized persons could subject both the associate and Mellon to liability under the federal securities laws.

                  - MELLON PROPRIETARY INFORMATION - Certain nonfinancial information developed by Mellon - such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation - constitutes valuable Mellon proprietary information. Disclosure of such information to unauthorized persons could harm, or reduce a benefit to, Mellon and could result in liability for both the associate and Mellon.

                  - MELLON EXAMINATION INFORMATION - Banks and certain other Mellon subsidiaries are periodically examined by regulatory agencies. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from these reports to anyone not officially connected with Mellon is a criminal offense.

                  - PORTFOLIO MANAGEMENT INFORMATION - Portfolio management information relating to investment accounts or funds managed by Mellon or Dreyfus, including investment decisions or strategies developed for the benefit of investment companies advised by Dreyfus, is for the benefit of such account or fund. Disclosure or exploitation of such information by an associate in an unauthorized manner may cause detriment to such accounts or funds and may subject the associate to liability under the federal securities laws.

                        RULES FOR PROTECTING CONFIDENTIAL INFORMATION - The following are some basic rules to follow to protect confidential information.

                  - LIMITED COMMUNICATION TO OUTSIDERS - Confidential information should not be communicated to anyone outside Mellon, except to the extent they need to know the information in order to provide necessary services to Mellon.

                  - LIMITED COMMUNICATION TO INSIDERS - Confidential information should not be communicated to other associates, except to the extent they need to know the information to fulfill their job responsibilities and their knowledge of the information is not likely to result in misuse or a conflict of interest. In this regard, Mellon has established specific restrictions with respect to material nonpublic information in order to separate and insulate different functional areas and personnel within Mellon. Please refer to Section Three, "Restrictions on The Flow of Information Within Mellon" (The "Chinese Wall").

                  - CORPORATE USE ONLY - Confidential information should be used only for Corporate purposes. Under no circumstances may an associate use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

                  - OTHER CUSTOMERS - Where appropriate, customers should be made aware that associates will not disclose to them other customers' confidential information or use the confidential information of one customer for the benefit of another.

                  - NOTIFICATION OF CONFIDENTIALITY - When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.

                  - PREVENTION OF EAVESDROPPING - Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where unauthorized persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

                  - DATA PROTECTION - Data stored on personal computers and diskettes should be properly secured to ensure they are not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, associates should comply with applicable Mellon policies on electronic data security.

                  - CONFIDENTIALITY AGREEMENTS - Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

                  - CONTACT WITH THE PUBLIC - All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

                        SUPPLEMENTAL PROCEDURES - Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

                  -     establishing records retention and destruction policies;

                  -     using code names;

                  - limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and word processors); and

                  - requiring written confidentiality agreements from certain associates.

                        ANY SUPPLEMENTAL PROCEDURES SHOULD BE USED ONLY TO PROTECT CONFIDENTIAL INFORMATION AND NOT TO CIRCUMVENT APPROPRIATE REPORTING AND RECORDKEEPING REQUIREMENTS.

SECTION TWO
INSIDER TRADING AND TIPPING

                        LEGAL PROHIBITIONS - Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along the material nonpublic information upon which a trade is based (tipping) may also be liable.

                        "MATERIAL" - Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

                  - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

                  - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

                  -     dividend declarations or changes;

                  -     extraordinary borrowings or liquidity problems;

                  - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

                  - earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

                  - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

                  - a proposal or agreement concerning a financial restructuring;

                  - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

                  -     a significant expansion or contraction of operations;

                  - information about major contracts or increases or decreases in orders;

                  - the institution of, or a development in, litigation or a regulatory proceeding;

                  -     developments regarding a company's senior management;

                  - information about a company received from a director of that company; and

                  - information regarding a company's possible noncompliance with environmental protection laws.

                        This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                        "NONPUBLIC" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                        If an associate can refer to some public source to show that the information is generally available (that is, available not from inside sources only) and that enough time has passed to allow wide dissemination of the information, the information is likely to be deemed public. While information appearing in widely accessible sources - such as newspapers - becomes public very soon after publication, information appearing in less accessible sources - such as regulatory filings - may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

                        MELLON'S POLICY - Associates who possess material nonpublic information about a company - whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company - may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, associates may not recommend trading in those securities and may not pass the information along to others, except to associates who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                        Associates who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                        Associates managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                        Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

SECTION THREE
RESTRICTIONS ON THE FLOW OF
INFORMATION WITHIN MELLON
(THE "CHINESE WALL")

                        As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all associates. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities - for Mellon's account or for the accounts of others - or provide investment advice (Investment Functions).

                        EXAMPLES OF POTENTIAL INSIDER FUNCTIONS - Potential Insider Functions include, among others, certain commercial lending, corporate finance, and credit policy areas. Insider Risk Associates (see Section Six, "Insider Risk Associates") should consider themselves to be in Potential Insider Functions unless their particular job responsibilities clearly indicate otherwise.

                        EXAMPLES OF INVESTMENT FUNCTIONS - Investment Functions include, among others, securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions.

                        RULES FOR MAINTAINING THE "CHINESE WALL" - Without the prior approval of the General Counsel, material nonpublic information obtained by anyone in a Potential Insider Function should not be communicated to anyone in an Investment Function. To reduce the risk of material nonpublic information being communicated, communications between these associates in these functions must be limited to the maximum extent consistent with valid business needs.

                        PARTICULAR RULES -

                  - FILE RESTRICTIONS - Associates in Investment Functions must not have access to commercial credit files, corporate finance files, or any other Potential Insider Function files that might contain material nonpublic information. All such files that contain material nonpublic information should be marked as "Confidential" and, if feasible, segregated from nonconfidential files.

                  - ELECTRONIC DATA - Associates in Investment Functions must not have access to personal computer or word processing files of associates in Potential Insider Functions.

                  - MEETINGS - Associates in Investment Functions must not attend meetings between customers and associates in Potential Insider Functions unless appropriate steps have been taken to ensure that material nonpublic information will not be disclosed or discussed.

                  - COMMITTEE SERVICE - Without the prior approval of the General Counsel, associates other than those "Above the Wall" (see page 9) must not serve simultaneously on a committee having responsibility for any Investment Function and a committee having responsibility for any Potential Insider Function.

                  - INFORMATION REQUESTS - Requests for nonmaterial information or public information across the "Chinese Wall" should be made in writing to an appropriate associate in the applicable area. Associates sending or receiving such a request should resolve any questions regarding the materiality or nonpublic nature of the requested information by consulting their department head, who will contact the General Counsel, as appropriate.

                  - INFORMATION BACKFLOW - Associates should take care to avoid inadvertent backflow of information that may be interpreted as the prohibited communication of material nonpublic information. For example, the mere fact that someone in a Potential Insider Function, such as a mergers and acquisitions specialist, requests information from an associate in an Investment Function could give the latter person a clue as to possible material developments affecting a customer.

                  - CUSTOMERS - Associates in Investment Functions must not state or imply to customers that associates making decisions or recommendations will have the benefit of information from Mellon's Potential Insider Functions. When appropriate, associates should inform customers of Mellon's "Chinese Wall" policy.

                  - CONFLICTS OF INTEREST - Associates should not receive or pass on any information that would create an undue risk of Mellon or any associate having a conflict of interest or breaching a fiduciary obligation.

                        REPORTING RECEIPT OF MATERIAL NONPUBLIC INFORMATION - Associates in Investment Functions who receive any suspected material nonpublic information must report such receipt promptly to their department or entity head. A department or entity head who receives information believed to be material and nonpublic should report the matter promptly to the General Counsel. If the General Counsel determines that the information is material and nonpublic, the affected department or entity will:

                  - immediately SUSPEND ALL TRADING in the securities of the issuer to which the information applies, as well as all recommendations with respect to such securities. The suspension will remain in effect as long as the information remains both material and nonpublic.

                  - NOTIFY THE GENERAL COUNSEL before resuming transactions or recommendations in the affected securities. The General Counsel will advise as to possible further steps, including ascertaining the validity and nonpublic nature of the information with the issuer of the securities; requesting the issuer of the securities, or other appropriate parties, to disseminate the information promptly to the public if the information is valid and nonpublic; and publishing the information.

                        In certain circumstances, the department or entity head may be able to demonstrate conclusively that the receipt of the material nonpublic information has been confined to an individual or small group of individuals and that measures other than those described above will comparably reduce the likelihood of trading on the basis of the information. These measures might include temporarily relieving individuals of responsibility for any Investment Functions and preventing any contact between those individuals and associates in Investment Functions. In these circumstances, the department head, with the approval of the General Counsel, may take those measures rather than the measures described above.

                        FUNCTIONS "ABOVE THE WALL" - Some functions at Mellon are deemed to be "Above the Wall." For example, members of senior management, Auditing, Risk Management and Compliance, and the Legal Department will typically need to have access to information on both sides of the "Chinese Wall" to carry out their job responsibilities. These individuals cannot rely on the procedural safeguards of the "Chinese Wall" and, therefore, need to be particularly careful to avoid any improper use or dissemination of material nonpublic information.

                        SUPPLEMENTAL PROCEDURES - As appropriate, certain Mellon departments or areas, such as Mellon Trust, should establish their own procedures to reduce the possibility of information being communicated to associates who should not have access to that information.

SECTION FOUR
RESTRICTIONS ON TRANSACTIONS
IN MELLON SECURITIES

                        Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                        The following restrictions apply to ALL transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

                  - SHORT SALES - Short sales of Mellon securities by associates are prohibited.

                  - SALES WITHIN 60 DAYS OF PURCHASE - Sales of Mellon securities within 60 days of acquisition are prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

                        In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

                  - MARGIN TRANSACTIONS - Purchases on margin of Mellon's publicly traded securities by associates is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

                  - OPTION TRANSACTIONS - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

                  - MAJOR MELLON EVENTS - Associates who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

                  - MELLON BLACKOUT PERIOD - Associates are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

                        BENEFICIAL OWNERSHIP - The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

                  - accounts of a spouse, minor children or relatives to whom substantial support is contributed;

                  - accounts of any other member of the associate's household (e.g., a relative living in the same home);

                  - trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

                  - Corporate accounts controlled, directly or indirectly, by the associate;

                  - arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

                  - any other account for which the associate is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

SECTION FIVE
RESTRICTIONS ON TRANSACTIONS
IN OTHER SECURITIES

                        Purchases or sales by an associate of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such associate. Associates should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to the following provisions.

                        The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Associates should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                        The following restrictions apply to ALL securities transactions by associates:

                  - CREDIT OR ADVISORY RELATIONSHIP - Associate may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending associates who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

                  - CUSTOMER TRANSACTIONS - Trading for customers and Mellon accounts should always take precedence over associates' transactions for their own or related accounts.

                  - FRONT RUNNING - Associates may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

                  - INITIAL PUBLIC OFFERINGS - Mellon prohibits its associates from acquiring any securities in an initial public offering ("IPO").

                  - MARGIN TRANSACTIONS - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all associates are urged to avoid margin trading.

                        Prior to establishing a margin account, the associate must obtain the written permission of the Manager of Corporate Compliance. Any associate having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

                        All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management Account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. Examples of an instruction letter to a broker are shown in Exhibits B1 and B2.

                  - MATERIAL NONPUBLIC INFORMATION - Associates possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                  - NAKED OPTIONS, EXCESSIVE TRADING - Mellon discourages all associates from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an associate's job responsibilities.

                  - PRIVATE PLACEMENTS - Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Preclearance Compliance Officer (applicable only to Investment Associates), the Manager of Corporate Compliance and the associate's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, associates are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                  - SCALPING - Associates may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

                  - SHORT-TERM TRADING - Associates are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Associates only, any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

SECTION SIX
CLASSIFICATION OF ASSOCIATES

                        Associates are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on associates based on the nature of their activities for Mellon. To assist the associates in complying with the requirements and limitations imposed on them in light of their activities, associates are classified into one of three categories: Insider Risk Associate, Investment Associate and Other Associate. Appropriate requirements and limitations are specified in the Policy based upon the associate's classification.

                        INSIDER RISK ASSOCIATE -

                        You are considered to be an Insider Risk Associate if you are:

                  - employed in any of the following departments or functional areas, however named, of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                        -     Auditing                        -  International
                        -     Capital Markets                 -  Leasing
                        -     Corporate Affairs               -  Legal
                        -     Credit Policy                   -  Mellon Business Credit
                        -     Credit Recovery                 -  Middle Market
                        -     Credit Review                   -  Portfolio and Funds Management
                        -     Domestic Corporate Banking      -  Risk Management and Compliance
                        -     Finance                         -  Strategic Planning
                        -     Institutional Banking           -  Wholesale, Administration and Operations

                  - a member of the Mellon Senior Management Committee, provided that those members of the Mellon Senior Management Committee who have management responsibility for fiduciary activities or who routinely have access to information about customers' securities transactions are considered to be Investment Associates and are subject to those provisions of the Policy pertaining to Investment Associates;

                  - employed by a broker/dealer subsidiary of a Mellon entity other than Dreyfus;

                  - an associate in the Stock Transfer business unit and have been specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance; or

                  - an associate specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance.

                        INVESTMENT ASSOCIATE -

                        You are considered to be an Investment Associate if you are:

                  - a member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about customers' securities transactions;

                  -     a Dreyfus associate;

                  - an associate of a Mellon entity registered under the Investment Advisers Act of 1940;

                  -     employed in the trust area of Mellon and:

                        - have the title of Vice President, First Vice President or Senior Vice President; or

                        - have access to material, confidential information regarding securities transactions by or on behalf of Mellon customers; or

                  - an associate specifically designated as an Investment Associate by the Manager of Corporate Compliance.

                        OTHER ASSOCIATE -

                        You are considered to be an Other Associate if you are an associate of Mellon Bank Corporation or any of its direct or indirect subsidiaries who is not either an Insider Risk Associate or an Investment Associate.

PART II - APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY

---------------------------

                        PROHIBITION ON INVESTMENTS IN SECURITIES OF FINANCIAL SERVICES ORGANIZATIONS

                        You are prohibited from acquiring any security issued by a financial services organization if you are:

                  - a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.

                  - employed in any of the following departments of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                        -       Strategic Planning                    -  Finance
                        -       Institutional Banking                 -  Legal

                  - an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                        FINANCIAL SERVICES ORGANIZATIONS - The term "security issued by a financial services organization" includes any security issued by:

                        -     Commercial Banks                        -  Bank Holding Companies
                              (other than Mellon)                        (other than Mellon)
                        -     Thrifts                                 -  Savings and Loan Associations
                        -     Insurance Companies                     -  Broker/Dealers
                        -     Investment Advisory Companies           -  Transfer Agents
                        -     Shareholder Servicing Companies         -  Other Depository Institutions

                        The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                        EFFECTIVE DATE - The foregoing restrictions will be effective upon adoption of this Policy. Securities of financial services organizations properly acquired before the later of the effective date of this Policy or the date of hire may be maintained or disposed of at the owner's discretion.

                        Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of this Policy or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

                        Within 30 days of the later of the effective date of this Policy or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

                        CONFLICT OF INTEREST - No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

                        PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to these provisions.

                        EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - Preclearance is NOT required for the following transactions:

                  -     purchases or sales of Exempt Securities (see Glossary);

                  -     purchases or sales of municipal bonds;

                  - purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;

                  - transactions that are non-volitional on the part of an associate (such as stock dividends);

                  - the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

                  - the automatic reinvestment of dividends under a DRIP (preclearance is required for OPTIONAL cash purchases under a DRIP);

                  - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

                  - sales of rights acquired from an issuer, as described above; and/or

                  - those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

                        REQUESTS FOR PRECLEARANCE - All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (see Exhibit C1).

                        The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

                        Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

                        As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                        Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

                  - preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

                  - preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and

                  - Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

                        Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

                        RESTRICTED LIST - The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                        To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

                  - Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;

                  - Mellon is involved as a selling shareholder in a public distribution of the company's securities;

     - Mellon is involved as an agent in the distribution of the company's securities;

     -    Mellon has received material nonpublic information on the company;

     - Mellon is considering the exercise of significant creditors' rights against the company; or

     -    The company is a Mellon borrower in Credit Recovery.

          Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

          PERSONAL SECURITIES TRANSACTIONS REPORTS

     - BROKERAGE ACCOUNTS - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. An example of an instruction letter to a broker is contained in Exhibit B1.

     - REPORT OF TRANSACTIONS IN MELLON SECURITIES - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

          DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

          STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

          CONFIDENTIAL TREATMENT
          THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

PART III - APPLICABLE TO
INVESTMENT ASSOCIATES ONLY
--------------------------

          Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below.

          SPECIAL STANDARDS OF CONDUCT FOR INVESTMENT ASSOCIATES

          CONFLICT OF INTEREST - No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

     - any direct or indirect beneficial ownership of any securities of such issuer;

     - any contemplated transaction by the Investment Associate in such securities;

     -    any position with such issuer or its affiliates; and

     - any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in Section Four, "Restrictions On Transactions in Mellon Securities").

          PORTFOLIO INFORMATION - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

          MATERIAL NONPUBLIC INFORMATION - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

          SHORT-TERM TRADING - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

          ADDITIONAL RESTRICTIONS FOR DREYFUS ASSOCIATES AND ASSOCIATES OF MELLON ENTITIES REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940 ONLY ("40 Act Associates")

     - OUTSIDE ACTIVITIES - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (other than Mellon) without the prior approval of the Manager of Corporate Compliance.

     - GIFTS - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a DE MINIMIS value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered DE MINIMIS if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.

     - BLACKOUT PERIOD - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pending buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

          In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Investment Associates must notify the Preclearance Compliance Officer (see Glossary) in writing and receive preclearance BEFORE they engage in any purchase or sale of a security.

          EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - Preclearance is not required for the following transactions:

     -    purchases or sales of "Exempt Securities" (see Glossary);

     - purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;

     - transactions which are non-volitional on the part of an associate (such as stock dividends);

     - the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);

     - purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for OPTIONAL cash purchases under a DRIP);

     - purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent such rights were acquired from such issuer;

     -    sales of rights acquired from an issuer, as described above; and/or

     - those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

          REQUESTS FOR PRECLEARANCE - All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form. (Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C2.)

          The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

          Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

          As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

          Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

     - preclearance authorization will expire at the end of the day on which preclearance is given;

     - preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and

     - Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

          Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

          RESTRICTED LIST - Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

          In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

          PERSONAL SECURITIES TRANSACTIONS REPORTS

     - BROKERAGE ACCOUNTS - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. Examples of instruction letters to a broker are contained in Exhibits B1 and B2.

     - REPORT OF TRANSACTIONS IN MELLON SECURITIES - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

          DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

          STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

     - STATEMENT OF SECURITIES HOLDINGS - Within ten days of receiving this Policy and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the Glossary. Investment Associates should refer to "Beneficial Ownership" in Section Four, "Restrictions on Transactions in Mellon Securities," which is also applicable to Investment Associates. Such statements should be in the format shown in Exhibit D. The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.

     - SPECIAL REQUIREMENT WITH RESPECT TO AFFILIATED INVESTMENT COMPANIES - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of receiving this Policy (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

          CONFIDENTIAL TREATMENT
          THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES, AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY. DOCUMENTS RECEIVED FROM DREYFUS ASSOCIATES ARE ALSO AVAILABLE FOR INSPECTION BY THE BOARDS OF DIRECTORS OF DREYFUS AND BY THE BOARDS OF DIRECTORS (OR TRUSTEES OR MANAGING GENERAL PARTNERS, AS APPLICABLE) OF THE INVESTMENT COMPANIES MANAGED OR ADMINISTERED BY DREYFUS.

PART IV - APPLICABLE TO
OTHER ASSOCIATES ONLY
-------------------------

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - Except for private placements, Other Associates ARE PERMITTED to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown as Exhibit C1.)

          PERSONAL SECURITIES TRANSACTIONS REPORTS - Other Associates are NOT required to report their personal securities transactions OTHER THAN margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts. Examples of an instruction letter to a broker are shown in Exhibit B1.

          REPORT OF TRANSACTIONS IN MELLON SECURITIES - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:

     - DRIP OPTIONAL CASH PURCHASES - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

     - STOCK OPTIONS - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

          It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

          An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

          RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

          MARGIN TRANSACTIONS - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

          All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. An example of an instruction letter to a broker is shown in Exhibit B1.

          PRIVATE PLACEMENTS - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

          As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

          Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

     - preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

     - preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and

     - Other Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

          Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

          CONFIDENTIAL TREATMENT
          THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

PART V - APPLICABLE TO
NONMANAGEMENT BOARD MEMBER
---------------------

          NONMANAGEMENT BOARD MEMBER -

          You  are considered to be a Nonmanagement Board Member if you are:

     - a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

     - a director, trustee or managing general partner of any investment company who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").

          The term "Independent" Mutual Fund Board Member means those Mutual Fund Board Members who are NOT deemed "interested persons" of an investment company, as defined by the Investment Company Act of 1940, as amended.

          STANDARDS OF CONDUCT FOR NONMANAGEMENT BOARD MEMBER

          OUTSIDE ACTIVITIES - Nonmanagement Board Members are prohibited from:

     - accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, WITHOUT the express prior approval of the board of directors of Dreyfus and the board of directors/trustees or managing general partners of the pertinent Dreyfus-managed fund(s) for which a Nonmanagement Board Member serves as a director, trustee or managing general partner;

     - accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company without the express prior approval of the board of directors of Dreyfus;

     - owning Mellon securities if the Nonmanagement Board Member is an "Independent" Mutual Fund Board Member, (since that would destroy his or her "independent" status); and/or

     - buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.

          INSIDER TRADING AND TIPPING - The provisions set forth in Section Two, "Insider Trading and Tipping," are applicable to Nonmanagement Board Members.

          CONFLICT OF INTEREST - No Nonmanagement Board Member may recommend a securities transaction for Mellon, Dreyfus or any Dreyfus-managed fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded securities where the total investment is less than or equal to $25,000), including:

     - any direct or indirect beneficial ownership of any securities of such issuer;

     - any contemplated transaction by the Nonmanagement Board Member in such securities;

     -    any position with such issuer or its affiliates; and

     - any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board Member or any party in which the Nonmanagement Board Member has a beneficial ownership interest (see "Beneficial Ownership", Section Four, "Restrictions on Transaction in Mellon Securities").

          PORTFOLIO INFORMATION - No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Dreyfus-managed fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

          MATERIAL NONPUBLIC INFORMATION - No Nonmanagement Board Member may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon, Dreyfus or any Dreyfus-managed fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

          PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS -

          Nonmanagement Board Members ARE PERMITTED to engage in personal securities transactions without obtaining prior approval from the Preclearance Compliance Officer.

          PERSONAL SECURITY TRANSACTIONS REPORTS -

     - "INDEPENDENT" MUTUAL FUND BOARD MEMBERS - Any "Independent" Mutual Fund Board Members, as defined above, who effects a securities transaction where he or she knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding or after the date of such transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus (including any investment company or other account managed by Dreyfus), are required to report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified. Notwithstanding the foregoing, personal securities transaction reports are NOT required with respect to any securities transaction described in "Exemption from the Requirement to Preclear" in Part III.

     - DREYFUS BOARD MEMBERS AND "INTERESTED" MUTUAL FUND BOARD MEMBERS - Dreyfus Board Members and Mutual Fund Board Members who are "interested persons" of an investment company, as defined by the Investment Company Act of 1940, are required to report their personal securities transactions. Personal securities transaction reports are required with respect to any securities transaction other than those described in "Exemptions from Requirement to Preclear" on Page 21. Personal securities transaction reports are required to be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified.

          CONFIDENTIAL TREATMENT
          THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

GLOSSARY
-------------------
DEFINITIONS

     -    APPROVAL - written consent or written notice of nonobjection.

     - ASSOCIATE - any employee of Mellon Bank Corporation or its direct or indirect subsidiaries; does not include outside consultants or temporary help.

     - BENEFICIAL OWNERSHIP - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

          Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

          In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

          With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

          To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

          Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

          The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

     - "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. (see pages 12-14).

     -    CORPORATION - Mellon Bank Corporation.

     -    DREYFUS - The Dreyfus Corporation and its subsidiaries.

     - DREYFUS ASSOCIATE - any employee of Dreyfus; does not include outside consultants or temporary help.

     -    EXEMPT SECURITIES - Exempt Securities are defined as:

          - securities issued or guaranteed by the United States government or agencies or instrumentalities;

          -    bankers' acceptances;

          -    bank certificates of deposit and time deposits;

          -    commercial paper;

          -    repurchase agreements; and

          -    securities issued by open-end investment companies.

     - GENERAL COUNSEL - General Counsel of Mellon Bank Corporation or any person to whom relevant authority is delegated by the General Counsel.

     - INDEX FUND - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.

     - INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public.

     - INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

     - MANAGER OF CORPORATE COMPLIANCE - - the associate within the Risk Management and Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

     - MELLON - Mellon Bank Corporation and all of its direct and indirect subsidiaries.

     - NAKED OPTION - an option sold by the investor which obligates him or her to sell a security which he or she does not own.

     - NONDISCRETIONARY TRADING ACCOUNT - an account over which the associated person has no direct or indirect control over the investment decision-making process.

     - OPTION - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time.

     - PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.

     - PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.

     - SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Bank Corporation.

     - SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

INDEX OF EXHIBITS
--------------------------

EXHIBIT A                  SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE

EXHIBIT B                  SAMPLE INSTRUCTION LETTER TO BROKER

EXHIBIT C                  PRECLEARANCE REQUEST FORM

EXHIBIT D                  PERSONAL SECURITIES HOLDINGS FORM

EXHIBIT A

------------------------------------

SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE

-------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                                                                                 MELLON INTEROFFICE
                                                                                 MEMORANDUM


  Date:                                                                     From:         Associate
    To:    Manager, Corporate Compliance                                    Dept:
                                                                           Aim #:
 Aim #:    151-4342                                                        Phone:
                                                                             Fax:

---------------------------------------------------------------------------------------------------------

           RE:      REPORT OF SECURITIES TRADE

           Type of Associate: ____________                      Insider Risk
                              ____________                      Investment
                              ____________                      Other

           Type of Security:  ____________                      Mellon Bank Corporation
                              ____________                      Mellon Bank Corporation - optional cash
                                                                purchases under Dividend Reinvestment
                                                                and Common Stock Purchase Plan
                              ____________                      Mellon Bank Corporation - exercise of
                                                                an employee stock option


           Attached is a copy of the confirmation slip for a securities trade I engaged in on _____________________, 19xx.

           or

           On _____________________, 19xx, I (purchased/sold) _______________________
           shares of ___________________________ through (broker).  I will arrange to have a copy of the confirmation slip for this trade delivered to you as soon as possible.

-------------------------------------------------------------------------------------------------------------------

EXHIBIT B1

----------------------------------

FOR NON-DREYFUS ASSOCIATES

--------------------------------------------------------------------------------

          Date

          Broker ABC
          Street Address
          City, State  ZIP


          Re:      John Smith & Mary Smith
                  Account No. xxxxxxxxxxxxx


          In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Mellon Bank should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

          Please send the requested documentation ensuring the account holder's name appears on all correspondence to:


                                   Manager, Corporate Compliance
                                   Mellon Bank
                                   P.O. Box 3130
                                   Pittsburgh, PA 15230-3130

          Thank you for your cooperation in this request.


          Sincerely yours,



          Associate


          cc:      Manager, Corporate Compliance (151-4342)


--------------------------------------------------------------------------------

EXHIBIT B2

---------------------------------

FOR DREYFUS ASSOCIATES

--------------------------------------------------------------------------------

          Date

          Broker ABC
          Street Address
          City, State  ZIP


          Re:      John Smith & Mary Smith
                   Account No. xxxxxxxxxxxxx


          In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Dreyfus Corporation should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

          Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

                               Compliance Officer at The Dreyfus Corporation 200 Park Avenue
                               Legal Department
                               New York, NY 10166

          Thank you for your cooperation in this request.


          Sincerely yours,



          Associate


          cc:      Dreyfus Compliance

--------------------------------------------------------------------------------
36

EXHIBIT C1

-----------------------------------

PRECLEARANCE REQUEST FORM                                                                                 NON DREYFUS ASSOCIATES
----------------------------------------------------------------------------------------------------------------------------------
To:        Manager, Corporate Compliance 151-4342 (All Insider and Other Associates)
           Designated Preclearance Compliance Officer (All Investment Associates excluding Dreyfus)
----------------------------------------------------------------------------------------------------------------------------------
Associate Name:                                                         Title:                               Date:

----------------------------------------------------------------------------------------------------------------------------------
Phone #:                       AIM #:                                   Social Security #:                   Department:

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
ACCOUNT INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
Account Name:                             Account Number:               Name of Broker/Bank:

----------------------------------------------------------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

----------------------------------------------------------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAIL
----------------------------------------------------------------------------------------------------------------------------------
Buy:                                      Sell:                         Security/Contract:                  No. of Shares:

----------------------------------------------------------------------------------------------------------------------------------
If sale, date acquired:                   Margin Transaction:           Initial Public Offering:            Private Placement:
                                          / /  Yes                      / /  Yes                            / / Yes

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
DISCLOSURE STATEMENT
----------------------------------------------------------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1) attempting to benefit personally from any existing business relationship between the issuer and Mellon or any Mellon-related fund or affiliate; (2)
engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.

---------------------------------------------------------------------------------------------------------------------------------
Associate Signature:                                                                                       Date:


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
COMPLIANCE OFFICER USE ONLY
---------------------------------------------------------------------------------------------------------------------------------
Approved:                      Disapproved:                             Authorized Signatory:                     Date:

---------------------------------------------------------------------------------------------------------------------------------
Comments:

---------------------------------------------------------------------------------------------------------------------------------
Note:  This preclearance will lapse at the end of the day on ___________________________, 19__.
If you decide not to effect the trade, please notify me.
---------------------------------------------------------------------------------------------------------------------------------
Date:                                                         By:
---------------------------------------------------------------------------------------------------------------------------------

EXHIBIT C2

---------------------------------------

PRECLEARANCE REQUEST FORM                                                                                 DREYFUS ASSOCIATES ONLY
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
To:        Dreyfus Compliance Officer
----------------------------------------------------------------------------------------------------------------------------------
Associate Name:                                                    Title:                               Date:

----------------------------------------------------------------------------------------------------------------------------------
Phone #:                              AIM #:                       Social Security #:                   Department:

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
ACCOUNT INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
Account Name:                         Account Number:              Name of Broker/Bank:

----------------------------------------------------------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

----------------------------------------------------------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAIL
----------------------------------------------------------------------------------------------------------------------------------
Buy:                                  Sell:                        Security/Contract:                 Symbol:

----------------------------------------------------------------------------------------------------------------------------------
Amount:                              Current Market Price:         If sale, date acquired:            Margin Transaction:

----------------------------------------------------------------------------------------------------------------------------------
Is this a New Issue?                                               Is this a Private Placement?
/ / Yes       / / No                                               / / Yes       / / No
----------------------------------------------------------------------------------------------------------------------------------
Reason for Transaction, identify source:

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
DISCLOSURE STATEMENT
----------------------------------------------------------------------------------------------------------------------------------
I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1) attempting to benefit personally from any existing business relationship between the issuer and Mellon or any Mellon-related fund or affiliate; (2)
engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.
----------------------------------------------------------------------------------------------------------------------------------
Associate Signature:                                                                                 Date:

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
COMPLIANCE OFFICER USE ONLY
----------------------------------------------------------------------------------------------------------------------------------
Approved:                         Disapproved:                    Authorized Signatory:              Date:

----------------------------------------------------------------------------------------------------------------------------------
Comments:

----------------------------------------------------------------------------------------------------------------------------------
Note:  This preclearance will lapse at the end of the day on _____________________________, 19__.
If you decide not to effect the trade, please notify me.
----------------------------------------------------------------------------------------------------------------------------------
Date:                                                                              By:

----------------------------------------------------------------------------------------------------------------------------------

EXHIBIT D1

-------------------------------

     Return to:      Manager, Corporate Compliance
                     Mellon Bank
                     P.O. Box 3130
                     Pittsburgh, PA  15230-3130

                                                 STATEMENT OF SECURITY HOLDINGS

     As of _________________________

     1.   List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial ownership - (see Glossary in Policy).  If none, write NONE.  Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need NOT be listed.  IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT
          STATEMENT FROM YOUR BROKER(S), RATHER THAN LIST THEM ON THIS FORM.

     -------------------------------------------------------------------------------------------------------------
                NAME OF SECURITY                     TYPE OF SECURITY                    AMOUNT OF SHARES
     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     2.   List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

     --------------------------------------------------------------------------------------------------------------
             BROKER/             ADDRESS                   NAME OF                 ACCOUNT           ACCOUNT
             DEALER                                      REGISTERED              REGISTRATION       NUMBER(S)
                                                       REPRESENTATIVE
     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

      I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the
      Confidential Information and Securities Trading Policy.

      --------------------------------------------------------------------------------------------------------------
      Date:                                                             Printed Name:

      --------------------------------------------------------------------------------------------------------------
                                                                        Signature:

      --------------------------------------------------------------------------------------------------------------

EXHIBIT D2

--------------------------------------

    Return to:     Compliance Officer at the Dreyfus Corporation
                   200 Park Avenue
                   Legal Department
                   New York, NY 10166


                                          STATEMENT OF SECURITY HOLDINGS

     As of  _____________________________

     1.   List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial interest.  If none, write NONE.  Securities issued or guaranteed by the U.S.
          government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need NOT be listed.  IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FROM YOUR BROKER(S),
          RATHER THAN LIST THEM ON THIS FORM.


     -------------------------------------------------------------------------------------------------------------
                NAME OF SECURITY                     TYPE OF SECURITY                    AMOUNT OF SHARES
     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     -------------------------------------- -------------------------------------- -------------------------------

     2.   List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

     --------------------------------------------------------------------------------------------------------------
             BROKER/             ADDRESS                   NAME OF                 ACCOUNT           ACCOUNT
             DEALER                                      REGISTERED              REGISTRATION       NUMBER(S)
                                                       REPRESENTATIVE
     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     --------------------- -------------------- ------------------------- --------------------- -------------------

     I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the
     Confidential Information and Securities Trading Policy.

     --------------------------------------------------------------------------------------------------------------
     Date:                                                             Printed Name:

     --------------------------------------------------------------------------------------------------------------
                                                                       Signature:

     --------------------------------------------------------------------------------------------------------------

40